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                                                                 EXHIBIT 3.2 (c)


                           CERTIFICATION OF RESOLUTION

                          OF THE BOARD OF DIRECTORS OF

                             LITTON INDUSTRIES, INC.



I, the undersigned, Lynne M. O. Brickner, Vice President and Secretary of LITTON INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY that the following is a true and correct extract of a resolution duly adopted by the Board of Directors of the Corporation on September 21, 2000, in accordance with the laws of Delaware and the By-Laws of the Corporation, and that the resolution is in full force and effect as of the date hereof:

        RESOLVED, that the first sentence of Section 2, Article III of the By-Laws of this corporation be, and hereby is, amended in its entirety to read as follows:

                  "The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall be not less than eight nor more than fourteen."

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation at Woodland Hills, California, this 28th day of September 2000.




 [SEAL]                                           /s/ Lynne M. O. Brickner
                                                  ------------------------------
                                                  Lynne M. O. Brickner
                                                  Vice President & Secretary